Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form F-3 of Summit Therapeutics plc of our report dated March 27, 2019 relating to the financial statements, which appears in Summit Therapeutics plc’s Annual Report on Form 20-F for the year ended January 31, 2019. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Reading, UK

June 12, 2019